December 16, 2011

Nomura Partners Funds, Inc.,

on behalf of its series The Japan Fund

c/o State Street Bank and Trust Company

Two Avenue de Lafayette

LCC 0695

Boston, MA 02111

Attention: J. Douglas Azar, Chairman of the Board

RE:	Fifth Amendment to Loan Agreement

Ladies and Gentlemen:

Pursuant to a loan agreement dated December 21, 2007 (as amended, the “Loan Agreement”), State Street Bank and Trust Company (the “Bank”) has made available to Nomura Partners Funds, Inc., a Maryland corporation (the “Company”), acting on behalf of its series The Japan Fund, (the “Fund” and the Company, acting on behalf of the Fund, the “Borrower”), a $5,000,000.00 committed unsecured revolving line of credit (the “Committed Line”). The obligations of the Borrower with respect to loans made pursuant to the Committed Line are evidenced by a promissory note in the original principal amount of $5,000,000.00 dated December 21, 2007 (as amended, the “Note”). Capitalized terms not hereinafter defined shall have the same meanings as set forth in the Loan Agreement.

The Borrower has requested, and the Bank has agreed, to extend the Committed Line for an additional 364-day period from the date hereof and make such other changes to the Loan Agreement as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

I. Amendments to Loan Agreement. The Loan Agreement is amended as follows:

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Committed Line shall expire on December 14, 2012 (the “Expiration Date”), unless extended in the discretion of the Bank or terminated by a Borrower as provided herein.”

2. The Exhibit B to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is hereby substituted thereof.

-Limited Access-

II. Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement, the Note, and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. The Company, for itself and on behalf of the Fund, represents and warrants to the Bank as follows: (a) no Default has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties of the Borrower contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement and each of the Loan Agreement and the Note, each as amended hereby (collectively, the “Amended Documents”) (i) are, and will be, within the Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals, including from any governmental authority, other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the by-laws, certificate or articles of incorporation or organization or other organizational documents of the Borrower any law, rule or regulation applicable to the Borrower, (v) do not constitute a default under any other agreement, order or undertaking binding on the Borrower, and (vi) to the best of the Borrower’s knowledge do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement and Note to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

[The remainder of this page is intentionally left blank.]

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Reichert
James Reichert, Vice President

Acknowledged and Accepted:

NOMURA PARTNERS FUNDS, INC., on behalf of The Japan Fund

By:	/s/ J. Douglas Azar
J. Douglas Azar, Chairman of the Board

-Limited Access-

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST AND COMPLIANCE CONFIRMATION FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY
ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-662-8574 or 617-662-8575; fax 617-988-6677

FROM:	NOMURA PARTNERS FUNDS, INC., on behalf of The Japan Fund
(Fund # ) (DDA # )

In connection with the letter agreement dated December 21, 2007 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance by $            . Any requested Loan should be recorded on the books of the Borrower with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This is a (check one): Loan Advance Request Paydown Notification Weekly Compliance Confirmation

2.	The proceeds of any requested Loan will be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

4.	The Borrower is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and no Default will exist after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true as of , 20 :

(a)	Adjusted Net Assets of the Borrower:

	(i) Total Assets of the Borrower	$	_____________
	(ii) Total Liabilities (excluding Indebtedness for borrowed money) of the Borrower	$	_____________
	(iii) without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$	_____________
(iv) item (a)(i) less item (a)(ii) less item

	(a)(iii)	$	_____________

(b)	10% of item (a)(iv)	$	_____________

(c)	(i) Beginning Loan Balance:	$	_____________
	(ii) Paydown Amount (if any):	$	_____________
	(iii) Requested Loan (if any)	$	_____________
	(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):	$	_____________

(d)	The aggregate outstanding principal amount of Indebtedness of the Borrower other than the Loans as of the date hereof	$	_____________
(e)	Total Indebtedness ((c)(iv) plus (d)):	$	_____________

6.	The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) the maximum amount which the Borrower is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower, any agreement of the Borrower with any foreign, federal, state or local securities division to which the Borrower is subject, any other applicable agreement or document to which the Borrower is a party or any law, rule or regulation applicable to the Borrower.

7.	The amount set forth in 6(c)(iv) above does not exceed the Committed Line Amount, and the aggregate principal amount of Loans outstanding to the Borrower under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Committed Line Amount.

8.	The undersigned is a duly authorized officer of the Borrower with authority to execute and deliver this document to the Bank and request the Loan described herein.

NOMURA PARTNERS FUNDS, INC., on behalf of The Japan Fund

By:
Name:
Title
Date:

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